SUB ITEM 77Q3:

     Under the supervision and with the participation of our management, including our chief executive officer and chief financial officer, we have evaluated the effectiveness of the design and operation of our disclosure controls and procedures within 90 days of the filing date of this Report, and, based on their evaluation, our chief executive officer and chief financial officer have concluded that these controls and procedures are effective. There were no significant changes in our internal control over financial reporting during the semi-annual period ended July 31, 2003, that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

     Disclosure controls and procedures are our controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act or the Investment Company Act, is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file under the Exchange Act and the Investment Company Act, is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure.



                                                              EXHIBIT 99B.CERT

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Ernest J. Schwartz, certify that:

1. I have reviewed this semi-annual report on Form N-SAR (this "Report") of Valor Investment Fund, Inc. (the "Fund");

2. Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

3. Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the Fund as of, and for, the periods presented in the Report;

4. The Fund's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as such term is defined in Rule 30a-3(c) under the Investment Company Act of 1940) for the Fund and have:

     (i) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Fund, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

     (ii) Evaluated the effectiveness of the Fund's disclosure controls and procedures and presented in this Report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this Report (the "Evaluation Date") based on such evaluation; and

     (iii) Disclosed in this Report any change in the Fund's internal control over financial reporting that occurred during the Fund's most recent fiscal half-year (the Fund's second fiscal half-year in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Fund's internal control over financial reporting; and

5. The Fund's other certifying officer and I have disclosed to the Fund's auditors and the audit committee of the Fund's board of directors (or persons performing the equivalent functions):

     (i) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Fund's ability to record, process, summarize and report financial information; and

     (ii) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Fund's internal control over financial reporting.


September 30, 2003

/s/ Ernest J. Schwartz

Ernest J. Schwartz
Vice President, Secretary, Treasurer
(Chief Financial Officer)
Valor Investment Fund, Inc.
DET_B\367564.1